UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 11, 2006

Date of Report (date of earliest event reported)

FOXHOLLOW TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50998	94-3252085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

740 Bay Road

Redwood City, California 94063-2469

(Address of principal executive offices)

(650) 421-8400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) At our December 11, 2006 meeting of our Board of Directors we restructured the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of our Board of Directors as follows:

Michael Hunt was appointed by our Board of Directors to its Audit Committee, resulting in an Audit Committee comprised of Michael Hunt, Jeffrey Child and Sanford Fitch. Mr. Hunt replaces Myrtle Potter who resigned as a member of our Audit Committee effective as of December 11, 2006. Mr. Fitch will remain as the Chairperson of our Audit Committee.

Dr. Tomoaki Hinohara, M.D. resigned as a member of our Compensation Committee effective as of December 11, 2006. Following Dr. Hinohara’s resignation, Ms. Potter and Mr. Fitch were appointed by our Board of Directors to its Compensation Committee, resulting in a Compensation Committee comprised of Mr. Child, Mr. Fitch and Ms. Potter. Mr. Child will remain as the Chairperson of our Compensation Committee.

Mr. Fitch resigned as a member of our Nominating and Corporate Governance Committee effective as of December 11, 2006. Following Mr. Fitch’s resignation, Mr. Hunt and Ms. Potter were appointed by our Board of Directors to its Nominating and Corporate Governance Committee, resulting in a Nominating and Corporate Governance Committee comprised of Dr. Hinohara, Mr. Hunt and Ms. Potter. In addition, Ms. Potter was appointed by our Board of Directors as the Chairperson of our Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOXHOLLOW TECHNOLOGIES, INC.

Date: December 15, 2006	By:	/s/ Matthew B. Ferguson
Matthew B. Ferguson
Chief Financial Officer